As filed with the Securities and Exchange Commission on February 11, 2021
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
American Public Education, Inc.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	01-0724376 (I.R.S. Employer Identification Number)
111 West Congress Street
Charles Town, West Virginia 25414
(304) 724-3700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Angela Selden
President and Chief Executive Officer
111 West Congress Street
Charles Town, West Virginia 25414
(304) 724-3700
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
William I. Intner
Hogan Lovells US LLP
100 International Drive, Suite 2000
Baltimore, Maryland 21202
(410) 659-2700
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐
CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered/proposed maximum offering price per unit/proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 per share	(1)
Preferred Stock, $0.01 per share	(1)
Debt Securities	(1)
Warrants	(1)(2)
Rights	(1)
Stock Purchase Contracts	(1)
Units	(1)
Total	$300,000,000(3)	$32,730(4)
(1)
An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion, or exchange of other securities. In addition, an unspecified number of additional shares of Common Stock is being registered as may be issued from time to time upon conversion, exercise, or exchange of any of the securities issued hereunder or pursuant to any anti-dilution provisions thereof.

(2)	The warrants covered by this registration statement may be warrants to purchase debt securities, preferred stock or common stock.
(3)
Estimated solely for the purpose of calculating the registration fee. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $300,000,000.

(4)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED FEBRUARY 11, 2021.
PROSPECTUS

American Public Education, Inc.
$300,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Stock Purchase Contracts
Units
We may offer and sell up to $300,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer and sell and the general manner in which they may be offered.
Each time we offer securities pursuant to this prospectus, we will provide one or more supplements to this prospectus or free writing prospectuses containing specific information about the offering and the terms of the securities being sold. The prospectus supplement or free writing prospectus may also add, update, or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus, the applicable prospectus supplement, the information incorporated herein and therein by reference, and any free writing prospectus before you invest in any of our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers, and agents, or directly to purchasers, or through a combination of these methods. The names of any underwriters, dealers or agents involved in the sale of any of the securities and the terms of the arrangements with them will be set forth in the applicable prospectus supplement or free writing prospectus. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE SECTION OF THIS PROSPECTUS ENTITLED “Risk Factors” ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “APEI”. On February 10, 2021, the last reported sale price of our common stock on the Nasdaq Global Select Market was $30.62 per share.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is      , 2021.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to an aggregate dollar amount of $300,000,000 of securities as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update, or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read this prospectus, the applicable prospectus supplement, and any applicable free writing prospectuses, together with the additional information described in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference.”
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell or solicit an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations, and prospects may have changed since those dates.
This prospectus, the information incorporated herein by reference, and any prospectus supplement or free writing prospectus contain or may contain references to trademarks, service marks, and trade names owned by us or other companies. Solely for convenience, trademarks, service marks, and trade names, including logos, artwork, and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks, and trade names. We do not intend our use or display of other companies’ trade names, service marks, or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Other trademarks, trade names, and service marks appearing in this prospectus are the property of their respective owners.
When we refer to “we,” “our,” “us,” and the “Company” and similar terms in this prospectus, we mean American Public Education, Inc. and our subsidiaries collectively unless the context indicates otherwise. When we refer to “you,” we mean the potential holders of the applicable class or series of securities.

WHERE YOU CAN FIND MORE INFORMATION
We file reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov. We make available, free of charge, on our website at www.apei.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to such reports as soon as reasonably practicable after such reports are electronically filed with, or furnished to, the SEC.
Information on or accessible through our website is not incorporated by reference herein, or part of, this prospectus or any accompanying prospectus supplement.
This prospectus and any prospectus supplement are part of a registration statement that we have filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained through the SEC’s website, as provided above, or from us, as provided in the section of this prospectus entitled “Incorporation by Reference.” Certain documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is subject, and qualified in all respects by reference, to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.
INCORPORATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC (other than those documents or the portions of those documents not deemed to be filed in accordance with SEC rules):
•
our annual report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 10, 2020, as amended by Amendment No. 1 on Form 10-K/A, filed with the SEC on March 11, 2020, which we refer to the 2019 Annual Report, including the information incorporated therein by reference from our definitive proxy statement for our 2020 Annual Meeting of Stockholders, filed with the SEC on April 3, 2020;

•	our quarterly reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, and September 30, 2020, filed with the SEC on May 11, 2020, August 10, 2020, and November 9, 2020;
•	our current reports on Form 8-K filed with the SEC on May 18, 2020, June 15, 2020, July 7, 2020, October 29, 2020, and February 11, 2021; and
•
the description of our Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on November 11, 2007, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.2 to the 2019 Annual Report.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, prior to the termination of this offering, including those filed after the date of the initial registration statement of which this prospectus is part and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made in writing or by telephone at:
American Public Education, Inc.
111 West Congress Street
Charles Town, West Virginia, 25414
(304) 724-3700

THE COMPANY
American Public Education, Inc., or APEI, is a provider of online and campus-based postsecondary education through our wholly owned institutions. APEI seeks to maximize a student’s return on their educational investment. Our institutions of higher learning offer programs designed to help students advance in their current occupation, or prepare for their next career, and develop the competencies that enable them to make meaningful contributions to their profession and society. Our institutions currently consist of:
•
American Public University System, Inc. provides online postsecondary education directed primarily at the needs of the military, military-affiliated, public service and service-minded communities through American Military University, and American Public University.

•
National Education Seminars, Inc., which we refer to as Hondros College of Nursing, provides nursing education through a blend of on campus and online learning to serve the needs of the nursing and healthcare communities.

On October 28, 2020, we entered into a definitive agreement to acquire Rasmussen University, a nursing- and health sciences-focused institution serving students at campuses across six states and online, which we refer to as the Rasmussen Acquisition. The Rasmussen Acquisition is expected to close in the third quarter of 2021, subject to the satisfaction or waiver of closing conditions that include, among others, regulatory review by the United States Department of Education, approval by the Higher Learning Commission, and approval by or notices to other regulatory and accrediting bodies.
APEI was incorporated in Delaware in 2002 as the successor to a Virginia corporation incorporated in 1991. Our principal executive offices are located at 111 West Congress Street, Charles Town, WV 25414, and our telephone number is (304) 724-3700. Our website address is www.apei.com. Our website address is intended to be an inactive, textual reference only. Information on or accessible through our website is not incorporated by reference herein and does not form a part of this prospectus.

RISK FACTORS
Investing in any securities offered under this prospectus and the applicable prospectus supplement involves significant risks. You should carefully consider the risk factors incorporated by reference to the 2019 Annual Report, our quarterly reports on Form 10-Q filed with the SEC on May 11, 2020, August 10, 2020, and November 9, 2020, and any subsequent reports we file with the SEC after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before making a decision about investing in our securities. Our business, financial condition, results of operations and prospects could be materially adversely affected by any of these risks. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition, results of operations and prospects. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, the applicable prospectus supplement and any free writing prospectus may contain forward-looking statements, including with respect to our plans, objectives, and expectations for our business, operations, and financial performance and condition. Any statements contained herein or therein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “project,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” “potentially,” “will,” or “may,” or other words or expressions that convey future events, conditions, circumstances, or outcomes to identify these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:
•	our proposed acquisition of Rasmussen University;
•	changes to and expectations regarding our student enrollment, net course registrations, and the composition of our student body, including the pace of such changes;
•	our ability to maintain, develop, and grow our technology infrastructure to support our student body;
•	our conversion of prospective students to enrolled students and our retention of active students;
•
our ability to update and expand the content of existing programs and develop new programs to meet emerging student needs and marketplace demands, and our ability to do so in a cost-effective manner or on a timely basis;

•	our plans for, marketing of, and initiatives at, our institutions;
•	our ability to leverage our investments in support of our initiatives, students, and institutions;
•	our maintenance and expansion of our relationships and partnerships and the development of new relationships and partnerships;
•	actions by the Department of Defense or branches of the United States Armed Forces;
•	federal appropriations and other budgetary matters, including government shutdowns;
•	our ability to comply with the extensive regulatory framework applicable to our industry, as well as state law and regulations and accrediting agency requirements;
•	our ability to undertake initiatives to improve the learning experience and attract students who are likely to persist;
•	changes in enrollment in postsecondary degree granting institutions and workforce needs;
•	the competitive environment in which we operate;
•	our cash needs and expectations regarding cash flow from operations;
•	our ability to manage and influence our bad debt expense;
•	our ability to manage, grow, and diversify our business and execute our business initiatives and strategy;
•
our expectations regarding the effects of and our response to the COVID-19 pandemic, including our ability to successfully shift to blended in person and online learning at Hondros College of Nursing, impacts on business operations and our financial results, and our ability to take advantage of emergency relief and to comply with related regulations;

•	our financial performance generally; and
•	our intended use of the proceeds from sales of securities by us.
Forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance, taking into account information currently available to us, and are not guarantees of future results. There are a number of important factors that could cause our actual results to differ materially from the results anticipated by these forward-looking statements. We discuss many of these risks in greater detail in the section of this prospectus entitled “Risk Factors” and elsewhere in this prospectus and any related free writing prospectus, and in other documents incorporated herein or therein (including in our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and other filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act). You should read these factors and the other cautionary statements made in this prospectus, the applicable prospectus supplement, and any free writing prospectus as being applicable to all related forward-looking statements wherever they appear herein or therein. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance, or achievements may vary materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. We caution readers not to place undue reliance on any forward-looking statements made by us, which speak only as of the date they were made. We undertake no obligation to publicly update any forward-looking statements after the date of this prospectus, whether as a result of new information, future events or otherwise, except as required by law.
You should read this prospectus, the applicable prospectus supplement and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by the foregoing cautionary statements.

USE OF PROCEEDS
Unless we specify otherwise in a prospectus supplement, we intend to use the net proceeds from sales of securities by us under this prospectus for general corporate purposes. These purposes may include capital expenditures, working capital, repayment or redemption of indebtedness, acquisitions, stock repurchases, investments in subsidiaries and joint ventures, and any other corporate purpose. As of the date of this prospectus, we cannot specify with certainty all of the particular uses of the net proceeds from the sale of securities under this prospectus or the amounts to be used for such purposes. Accordingly, we will retain broad discretion over the use of such proceeds. Pending the use of the net proceeds described above, we plan to invest any net proceeds from sales of securities by us in a variety of capital preservation investments, including money market funds and U.S. government debt securities. We will not receive proceeds from sales of securities by persons other than us except as may otherwise be stated in an applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
The following description summarizes certain information about our capital stock. The summary does not purport to be complete and is subject, and qualified in its entirety by reference, to our amended and restated certificate of incorporation and our amended and restated bylaws, each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and the applicable provisions of Delaware General Corporation Law. You can view copies of our amended and restated certificate of incorporation and our amended and restated bylaws as described under the heading “Where You Can Find More Information.”
General
Under our amended and restated certificate of incorporation, we are authorized to issue up to 110,000,000 shares of capital stock, consisting of up to 100,000,000 shares of common stock, par value $0.01 per share, and up to 10,000,000 shares of preferred stock, par value $0.01 per share, all of which shares of preferred stock are undesignated. As of February 10, 2021, we had 14,878,538 shares of common stock outstanding and held of record by approximately 448 holders. The actual number of stockholders is greater than this number of record holders and includes stockholders who are beneficial owners but whose shares are held in “street name” by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities. There are no shares of preferred stock outstanding.
Common Stock
Authorized Common Stock
Our amended and restated certificate of incorporation authorizes 100,000,000 shares of common stock, $0.01 par value per share.
Rights of Common Stock
Voting Rights; Dividends; Liquidation. Holders of common stock are entitled:
•	to cast one vote for each share held of record on all matters submitted to a vote of the stockholders;
•
to receive dividends, which shall not be cumulative, as may be lawfully declared from time to time by our board of directors, subject to any preferential rights of holders of any outstanding shares of preferred stock; and

•
upon our liquidation, dissolution or winding up, to share equally and ratably in any assets remaining after the payment of all debt and other liabilities, subject to the prior rights, if any, of holders of any outstanding shares of preferred stock.

Other Rights and Preferences. The holders of our common stock do not have any preemptive, cumulative voting, subscription, conversion, redemption, or sinking fund rights. The common stock is not subject to future calls or assessments by us. Except as otherwise required by law, holders of our common stock are not entitled to vote on any amendment or certificate of designation relating to the terms of any series of preferred stock if the holders of the affected series are entitled to vote on such amendment or certificate of designation under the amended and restated certificate of incorporation.
The prospectus supplement relating to any common stock being offered will include specific terms relating to such offering.
Fully Paid and Nonassessable
All of our outstanding shares of common stock are fully paid and nonassessable.
Listing on the Nasdaq Global Select Market
Our common stock is listed on the Nasdaq Global Select Market under the symbol “APEI”.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Preferred Stock
Under our amended and restated certificate of incorporation, our board of directors has the authority, without the approval of our stockholders, except as described below, to issue up to 10,000,000 shares of preferred stock, par value $0.01 per share, in one or more series and to fix the voting powers, designations, preferences and the relative, participating, optional or other special rights and qualifications, limitations and restrictions of each series, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series, subject to any applicable rights of holders of any shares of preferred stock outstanding from time to time.
If we offer a series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for the offering. Our board of directors will fix the designations, powers, preferences and rights of the preferred stock of each series, as well as the qualifications, limitations or restrictions thereon, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering. To the extent required, this description will include:
•	the title and stated value;
•	the number of shares we are offering;
•	the liquidation preference per share;
•	the purchase price;
•	the dividend rate, period and payment date and method of calculation for dividends;
•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
•	the procedures for any auction and remarketing, if any;
•	the provisions for a sinking fund, if any;
•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
•	any listing of the preferred stock on any securities exchange or market;
•	whether the preferred stock will be convertible into shares of our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;
•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;
•	voting rights, if any, of the preferred stock;
•	preemptive rights, if any;
•	restrictions on transfer, sale or other assignment, if any;
•	whether interests in the preferred stock will be represented by depositary shares;
•	a discussion of any material United States federal income tax considerations applicable to the preferred stock;
•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;
•
any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

Because our board of directors has the power to establish the preferences and rights of the shares of any additional series of preferred stock, it may afford holders of any preferred stock preferences, powers and rights, including voting and dividend rights, senior to the rights of holders of the common stock, which could adversely affect the holders of the common stock and could discourage a takeover of us even if a change of control of our company would be beneficial to the interests of our stockholders.
Transfer Agent and Registrar
The transfer agent and registrar for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement for that series.
Anti-Takeover Effect of Our Certificate of Incorporation and Bylaw Provisions
Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that could make it more difficult to complete an acquisition of American Public Education, Inc. by means of a tender offer, a proxy contest, or otherwise.
Maximum Number of Directors. Our amended and restated certificate of incorporation does not limit the maximum size of our board of directors.
Special Stockholder Meetings. Our amended and restated bylaws provide that a special meeting of stockholders may be called only by a resolution adopted by a majority of our board of directors.
No Stockholder Action by Written Consent. Our amended and restated certificate of incorporation provides that, subject to the rights of any holders of preferred stock to act by written consent instead of a meeting, stockholder action may be taken only at an annual meeting or special meeting of stockholders and may not be taken by written consent instead of a meeting, unless the action to be taken by written consent of stockholders and the taking of this action by written consent has been expressly approved in advance by our board of directors. Failure to satisfy any of the requirements for a stockholder meeting could delay, prevent, or invalidate stockholder action.
Stockholder Advance Notice Procedure. Our amended and restated bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of our stockholders. The amended and restated bylaws provide that any stockholder wishing to nominate persons for election as directors at, or bring other business before, an annual meeting must deliver to our secretary a written notice of the stockholder’s intention to do so. To be timely, the stockholder’s notice must be delivered to or mailed and received by us not more than 120 days, and not less than 90 days before the anniversary date of the preceding annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or 60 days after such anniversary date, we must receive the notice not later than the later of the 90th day prior to such annual meeting or the close of business on the tenth day following the day on which we provide the notice or public disclosure of the date of the meeting. The notice must include the following information:
•	the name and address of the stockholder who intends to make the nomination and the name and address of the person or persons to be nominated or the nature of the business to be proposed;
•
a representation that the stockholder is a holder of record of our capital stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons or to introduce the business specified in the notice;

•
if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons, naming such person or persons, pursuant to which the nomination is to be made by the stockholder;

•
such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed under the SEC’s proxy rules if the nominee had been nominated, or intended to be nominated, or the matter had been proposed, or intended to be proposed, by our board of directors;

•	if applicable, the consent of each nominee to serve as a director if elected;

•
a statement whether such person, if elected, intends to tender, promptly following such person’s election or re-election, an irrevocable resignation in the form required of incumbent directors set forth in the amended and restated bylaws; and

•	such other information that our board of directors may request in its discretion.
Undesignated Preferred Stock. Because our board of directors has the power to establish the preferences and rights of the shares of any series of preferred stock, it may afford holders of any preferred stock preferences, powers and rights, including voting and dividend rights, senior to the rights of holders of the common stock, which could adversely affect the holders of the common stock and could discourage a takeover of us even if a change of control of our company would be beneficial to the interests of our stockholders.
Section 203 of the Delaware General Corporation Law. We are subject to Section 203 of the Delaware General Corporation Law, which, with specified exceptions, prohibits a Delaware corporation from engaging in any “business combination” with any “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder unless:
•	prior to that time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
at or after that time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:
•	any merger or consolidation of the corporation with the interested stockholder;
•	any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•	subject to specified exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through the corporation.
In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by that entity or person.
The application of Section 203 may make it difficult and expensive for a third party to pursue a takeover attempt we do not approve even if a change in control would be beneficial to the interests of our stockholders.

DESCRIPTION OF DEBT SECURITIES
The following description summarizes certain terms and conditions of the debt securities that we will offer and sell pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to the series of debt securities. The terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the indenture, which may be amended or supplemented from time to time, that contains the terms of the debt securities.
The following summary of provisions of the indenture does not purport to be complete and is subject, and qualified in its entirety by reference, to the complete text of the indenture, including, but not limited to, definitions therein of certain terms. This summary may not contain all of the information that you may find useful. The terms and conditions of the debt securities of each series will be set forth in those debt securities and in the indenture and in the applicable prospectus supplement.
The form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. A form of each debt security, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering and will be incorporated by reference in the registration statement of which this prospectus forms a part.
General
We may offer the debt securities from time to time in as many distinct series as we may determine. The indenture does not limit the amount of debt securities that we may issue thereunder. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for the public offering price and the issue date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold.
The debt securities of each series will be issued in fully registered form without interest coupons. We currently anticipate that the debt securities of each series offered and sold pursuant to this prospectus will be issued as global debt securities as described under “Global Debt Securities” and will trade in book-entry form only.
Debt securities denominated in U.S. dollars will be issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement. If the debt securities of a series are denominated in a foreign or composite currency, the applicable prospectus supplement will specify the denomination or denominations in which those debt securities will be issued.
Unless otherwise specified in the applicable prospectus supplement, we will repay the debt securities of each series at 100% of their principal amount, together with any premium and accrued and unpaid interest thereon at maturity, except if those debt securities have been previously redeemed or purchased and cancelled.
Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will not be listed on any securities exchange.
Provisions of Indenture
A prospectus supplement, the indenture, and a supplemental indenture or authorizing resolution of our board of directors (including any related officer’s certificate or Company order), if any, relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:
•	the form and title of the debt securities;
•
the aggregate principal amount of the debt securities and any limit on the aggregate principal amount, provided, however, that such amount may from time to time be increased by a resolution of our board of directors;

•	the price or prices at which the debt securities will be sold;
•	the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name that debt security is registered;
•	the date or dates on which the principal of the debt securities will be payable;
•	the rate or rates (fixed or variable, or combination thereof) at which the debt securities will bear interest, if any, or the method of determining such rate or rates;
•
the date or dates on which any such interest shall be payable, the date or dates on which payment of any such interest will commence and the record dates, if any, for such payment date or dates, or the method of determining such date or dates, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months, the right, if any, to extend or defer interest payments and the duration of such extension or deferral;

•	any optional or mandatory redemption or repayment option, including any sinking fund, amortization or analogous provisions;
•	if other than a minimum denomination equal to $2,000 or an integral multiple of $1,000 in excess thereof, the denominations in which any debt securities of the series will be issuable;
•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;
•	any provisions granting special rights to holders when a specified event occurs;
•	the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;
•	any Events of Default or covenants with respect to the debt securities that differ from, or are in addition to, those set forth in the indenture;
•	if other than U.S. dollars, the currency or currencies for which the debt securities will be issued or in which the principal thereof, any premium thereon and any interest thereon will be payable;
•	provisions regarding the convertibility or exchangeability of the debt securities;
•	provisions pertaining to the issuance of debt securities in the form of global debt securities, as described below;
•	provisions relating to the satisfaction and discharge of the indenture;
•	the form of and conditions to issuance of debt securities issuable in definitive form, other than as described below;
•	if other than the trustee, the identity of any other trustee, the registrar for the debt securities and any paying agent;
•
whether the debt securities of the series will be guaranteed by any persons and, if so, the identity of such persons, the terms and conditions upon which such debt securities will be guaranteed and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

•
whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which such debt securities will be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness of us or of any guarantor;

•
whether the debt securities will be issued in a transaction exempt from registration under the Securities Act and any restriction or condition on the transferability of the debt securities of such series;

•	the exchanges, if any, on which the debt securities may be listed;

•
the terms of any right to convert or exchange debt securities of such series into any other securities or property of ours or of any other corporation or person, and the additions or changes, if any, to the indenture with respect to the debt securities of such series to permit or facilitate such conversion or exchange; and

•	any other terms not prohibited by the provisions of the indenture.
Global Debt Securities
Certain series of the debt securities may be issued as permanent global debt securities to be deposited with a depositary with respect to that series. Unless otherwise indicated in the applicable prospectus supplement, the following is a summary of the depository arrangements applicable to debt securities issued in permanent global form and for which The Depository Trust Company, or DTC, acts as depositary.
Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.
Ownership of beneficial interests in a global debt security is limited to institutions that have accounts with DTC or its nominee, or participants, or persons that may hold interests through participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security. Ownership of beneficial interests in a global debt security by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global debt security.
Payments on debt securities represented by a global debt security registered in the name of or held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing the debt securities. We expect that upon receipt of any payments with respect to a global debt security, DTC will immediately credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global debt security as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.
Neither we, any trustee nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.
A global debt security is exchangeable for definitive debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:
•
DTC notifies us that it is unwilling or unable to continue as depositary for that global debt security or at any time DTC ceases to be registered under the Exchange Act, and a successor depositary is not appointed by us within 90 days after our receipt of such notice;

•	there shall have occurred and be continuing an event of default under the debt securities and the registrar shall have received a request from the depositary to issue certificated securities;
•	we determine in our sole discretion that the global debt security will be exchangeable for definitive debt securities in registered form; or
•	as may be provided in any applicable prospectus supplement.

Any global debt security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security. The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based on directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.
Except as provided above, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of debt securities for any purpose under the indenture. No global debt security will be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the indenture.
We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take that action, and those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.
DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearance Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, such as banks, brokers, dealers, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com; the information contained on that website is not incorporated in this prospectus or in any prospectus supplement.
Certain Covenants
The indenture sets forth limited covenants that will apply to each series of debt securities issued under the indenture, unless otherwise specified in the applicable prospectus supplement. Under the indenture, we will agree to:
•	pay the principal of, and interest and any premium on, the debt securities when due;
•	maintain a place of payment;
•	deliver an officer’s certificate to the trustee within 120 days after the end of each fiscal year regarding our review of compliance with our obligations under the indenture;
•	maintain our corporate existence; and
•	deposit sufficient funds with any paying agent on or before the due date for any payment of principal, interest or premium.
Consolidation, Merger or Asset Sale
The indenture generally will allow us to consolidate with or merge into any other person, association or entity. The indenture will also allow us to convey, transfer or lease our property and assets as, or substantially as, an entirety to a person, association or entity.

However, we will only consolidate with or merge into any other person, association or entity or convey, transfer or lease our properties and assets as, or substantially as, an entirety according to the terms and conditions of the indenture, including the following requirements:
•
(i) we are the surviving or continuing person or (ii) the remaining or acquiring person, association or entity is a corporation or partnership organized under the laws of the United States, any state or the District of Columbia (or if such person, association or entity is not a corporation or partnership, then the successor shall include any corporate co-issuer of the debt securities) and expressly assumes all of our responsibilities and liabilities under the indenture, including the punctual payment of all amounts due on the debt securities and performance of the covenants in the indenture;

•	immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, as defined below, exists; and
•	delivery to the trustee of an officer’s certificate and an opinion of counsel, each stating that all related conditions have been satisfied.
The remaining or acquiring person, association or entity will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. Thereafter, the successor may exercise our rights and powers under the indenture, in our name or in its own name. If we sell or transfer our assets substantially as an entirety, we will be released from all our liabilities and obligations under the indenture and the debt securities. If we lease our assets substantially as an entirety, we will not be released from our obligations under the indenture and the debt securities.
Events of Default
Unless otherwise specified in the applicable prospectus supplement, each of the following events will be an Event of Default under the indenture with respect to any series of debt securities issued under the indenture:
•	failure to pay any interest on any debt security of the series when due, continued for 30 days;
•	failure to pay principal of (or premium, if any, on) any debt security of the series when due;
•	failure to deposit a sinking fund payment when and as due by the terms of a debt security of the series;
•	failure to perform or comply with any covenant in the indenture or related supplemental indenture, continued for 90 days after written notice as provided in the indenture;
•	certain events in bankruptcy, insolvency or reorganization affecting us; and
•	any other Event of Default set forth in the indenture or supplemental indenture relating to the debt securities of that series.
An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture. The trustee may withhold notice to the holders of a series of debt securities of any default, except payment defaults of principal or interest or any premium on those debt securities, if it considers such withholding to be in the interest of the holders.
If an Event of Default occurs and is continuing, then the trustee or the holders of 25% in aggregate principal amount of the outstanding debt securities of that series may declare the entire principal amount of the debt securities of that series to be due and payable immediately; provided, however, that the holders of a majority of the aggregate principal amount of the debt securities of that series may, under certain circumstances, rescind and annul the declaration.
Subject to provisions in the indenture relating to its duties in case an Event of Default shall have occurred and be continuing, the trustee will not be under an obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities then outstanding under the indenture, unless the holders shall have offered to the trustee reasonable indemnity. If such reasonable indemnity is provided, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any power conferred on the trustee, for any series of debt securities.

Defeasance
Debt securities of a series may be defeased at any time in accordance with their terms and as set forth in the indenture and described briefly below, unless the securities resolutions or supplemental indenture establishing the terms of the series provides otherwise. Any defeasance may terminate all of our obligations (with limited exceptions) with respect to a series of debt securities and the indenture, or legal defeasance, or it may terminate only our obligations under any restrictive covenants which may be applicable to a particular series, or covenant defeasance.
We may exercise our legal defeasance option even though we have also exercised our covenant defeasance option. If we exercise the legal defeasance option with respect to a series of debt securities, that series may not be accelerated because of an Event of Default. If we exercise the covenant defeasance option, that series of debt securities may not be accelerated by reference to any restrictive covenants which may be applicable to that particular series.
To exercise either defeasance option as to a series of debt securities, we must:
•
irrevocably deposit in trust with the trustee or another trustee money or U.S. government obligations in an amount to pay and discharge the principal of and any premium and interest on the debt securities on the stated maturities or redemption dates therefor and any mandatory sinking fund payments;

•
deliver a certificate from an independent public accountant or financial advisor expressing its opinion that the payments of principal and interest when due on the deposited U.S. government obligations, without reinvestment, plus any deposited money without investment, will provide cash at the times and in the amounts necessary to pay the principal of and premium and interest when due on all debt securities of the series to maturity or redemption, as the case may be, and any mandatory sinking fund payments; and

•
comply with certain other conditions, including that there be no Event of Default at the time of deposit or Event of Default due to bankruptcy on or prior to the 90th day after the deposit date. In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to holders for federal income tax purposes as a result of the deposit.

Discharge
We may discharge all our obligations under the indenture with respect to the notes of any series, other than our obligation to register the transfer of and to exchange notes of that series, when either:
•
all outstanding notes of that series (except (i) mutilated, destroyed, lost or stolen notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to us and (ii) notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the trustee cancelled or for cancellation; or

•
all such notes not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such notes, including interest to the stated maturity or applicable redemption date; and

•	we have paid all other sums due under the indenture and delivered an officer’s certificate and opinion of counsel to the trustee stating that all related conditions have been satisfied.
Modification of the Indenture
Under the indenture, generally we and the trustee may modify our rights and obligations and the rights of the holders with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification.
No modification of the principal or interest payment terms, no modification reducing the percentage required for any waiver or modifications and no modification impairing the right to institute suit for the enforcement of any payment on debt securities of any series when due, is effective against any holder without its consent.

In addition, we and the trustee may amend the indenture without the consent of any holder of the debt securities to make certain changes, such as:
•	curing ambiguities or correcting defects or inconsistencies;
•
otherwise adding or changing provisions with respect to matters or questions arising under the indenture relating to a particular series of debt securities that does not adversely affect the rights of any holder in any material respect;

•	evidencing the succession of another person to us, and the assumption by that successor of our obligations under the indenture and the debt securities of any series;
•	providing for the acceptance of appointment by a successor trustee;
•	qualifying the indenture under the Trust Indenture Act, or TIA;
•	complying with the rules and regulations of any securities exchange or automated quotation system on which debt securities of any series may be listed or traded or any applicable depositary;
•
adding, changing or eliminating provisions relating to a particular series of debt securities to be issued, provided that any such addition, change or elimination (1) shall neither (i) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the holders of any such debt security with respect to such provision or (2) shall become effective only when there is not such debt security outstanding;

•	to establish the form or terms of any debt securities of any series under the indenture; or
•	to provide for the issuance of additional debt securities of any series.
No Individual Liability of Officers, Directors, Employees or Stockholders
No director, officer, employee or stockholder, as such, of ours or any of our affiliates will have any personal liability in respect of our obligations under the indenture or the debt securities by reason of his, her or its status as such.
Governing Law
The indenture and all the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
Regarding the Trustee
The indenture provides that there may be more than one trustee thereunder, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust or trusts separate and apart from the trust or trusts administered by any other trustee under the indenture. Unless otherwise indicated in any applicable prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, and premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to that series at an office designated by the trustee.
We may maintain corporate trust relationships in the ordinary course of business with the trustee. The trustee shall have and be subject to all the duties and responsibilities specified with respect to the indenture trustee under the TIA. Subject to the provisions of the TIA, the trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of debt securities, unless offered satisfactory indemnity by the holder against the costs, expense and liabilities which might be incurred thereby.
Under the TIA, the indenture is deemed to contain limitations on the right of the trustee, should it become a creditor of our company, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions with us. If it acquires any conflicting interest under the TIA relating to any of its duties with respect to the debt securities, however, it must eliminate the conflict or resign as trustee.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants may be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following description summarizes certain provisions of the warrants and warrant agreements and is subject, and qualified in its entirety by reference, to the complete text of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.
The particular terms of any offering of warrants will be described in the prospectus supplement relating to the offering. Those terms may include:
•
the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•
the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion, and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities, or other property;
•	the date, if any, on and after which the warrants and the related debt securities, preferred stock, or common stock will be separately transferable;
•	the terms of any rights to redeem or call the warrants;
•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;
•	certain United States federal income tax consequences applicable to the warrants; and
•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise, and settlement of the warrants.
Holders of equity warrants will not be entitled:
•	to vote, consent, or receive dividends;
•	to receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or
•	to exercise any rights as stockholders of the Company.
Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium, or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution, or winding up on the common stock or preferred stock, if any.
The description in the applicable prospectus supplement of any warrants that we may offer will not necessarily be complete and will be subject, and qualified in its entirety by reference, to the complete text any applicable warrant agreement and certificate, which will be filed with the SEC.

DESCRIPTION OF RIGHTS
We may issue rights to purchase debt securities, preferred stock, common stock or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholders receiving the rights in such offering. The applicable prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete rights agreements and rights certificates that contain the terms of the rights.
The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:
•	the price, if any, per right;
•	the exercise price payable for debt securities, preferred stock, common stock, or other securities upon the exercise of the rights;
•	the number of rights issued or to be issued to each stockholder;
•	the number and terms of debt securities, preferred stock, common stock, or other securities which may be purchased per right;
•	the extent to which the rights are transferable;
•	any other terms of the rights, including the terms, procedures and limitations relating to the exchange and exercise of the rights;
•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;
•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities; and
•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights.
Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the applicable securities purchased upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements with one or more underwriters or other purchasers, pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering, as described in the applicable prospectus supplement.
The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be subject, and qualified in its entirety by reference, to the applicable rights agreement and rights certificate, which will be filed with the SEC.

DESCRIPTION OF STOCK PURCHASE CONTRACTS
We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock, preferred stock or other securities at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts, and may be subject to adjustment under anti-dilution formulas.
The applicable prospectus supplement will describe the material terms of the stock purchase contracts. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete stock purchase contract agreements and stock purchase contracts that contain the terms of the stock purchase contracts. Certain United States federal income tax considerations applicable to the stock purchase contracts will also be discussed in the applicable prospectus supplement.
The description in the applicable prospectus supplement of any stock purchase contracts that we may offer will not necessarily be complete and will be subject, and qualified in its entirety by reference, to the applicable stock purchase contract, and, if applicable, collateral or depositary arrangements relating to the stock purchase contract, which will be filed with the SEC.

DESCRIPTION OF UNITS
We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of any unit agent in the applicable prospectus supplement relating to a particular series of units.
The following description, together with the additional information included in any applicable prospectus supplement, summarizes certain features of the units that we may offer under this prospectus. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreements that contain the terms of the units. If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
•	the title of the series of units;
•	identification and description of the separate constituent securities comprising the units;
•	the price or prices at which the units will be issued;
•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•	a discussion of certain United States federal income tax considerations applicable to the units; and
•	any other terms of the units and their constituent securities.
The description in the applicable prospectus supplement of any units that we may offer will not necessarily be complete and will be subject, and qualified in its entirety by reference, to the applicable unit agreement, which will be filed with the SEC.

PLAN OF DISTRIBUTION
We may sell the securities, from time to time pursuant to public offerings, negotiated transactions, block trades, “at the market offerings” within the meaning of Rule 415(a)(4) under the Securities Act into an existing trading market, at prevailing market prices, or a combination of these methods or any other legally available means. We may sell the securities:
•	through underwriters, dealers or agents;
•	directly to purchasers; or
•	through a combination of any of these methods of sale.
We will describe in the applicable prospectus supplement the particular terms of the offering of securities, including the following:
•	the names of any underwriters;
•	the purchase price and the proceeds we will receive from the sale;
•	any underwriting discounts and other items constituting underwriters’ compensation;
•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;
•	any securities exchanges on which the securities may be listed; and
•	any other information we think is important.
If we use underwriters in the sale, such underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.
The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to specified conditions. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
We may sell offered securities through agents designated by us from time to time. Any agent involved in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the applicable prospectus supplement. Unless indicated in the prospectus supplement, the agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.
We also may sell offered securities directly to one or more purchasers.
Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act of 1933, as amended, or the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.
We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make relating to those liabilities.
Unless indicated in the applicable prospectus supplement, we do not expect to list the securities, other than our common stock, on a securities exchange.
To facilitate the offering of the securities, any underwriters, dealers or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or any other securities the prices of which may be used to determine payments on such securities. These transactions may include over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids.
Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and, subject to compliance with applicable law, are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the securities are traded, in the over-the-counter market or otherwise.

LEGAL MATTERS
Certain legal matters relating to the issuance and sale of the securities offered hereby will be passed upon for us by our counsel, Hogan Lovells US LLP, Baltimore, Maryland. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the years ended December 31, 2019 and December 31, 2018, and the effectiveness of the Company's internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
The consolidated financial statements incorporated in this prospectus by reference to the 2019 Annual Report for the fiscal year ended December 31, 2017 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The consolidated financial statements of Rasmussen, LLC as of and for each of the fiscal years ended September 30, 2020 and 2019 incorporated in this prospectus by reference to Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on February 11, 2021 have been audited by McClintock & Associates, an independent public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution
The following table sets forth the costs and expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby. All amounts are estimates except for the SEC registration fee.
Amount to be Paid
SEC registration fee	$ 32,730
FINRA filing fee	(1)
Nasdaq Global Select Market listing fee	(1)
Printing expenses	(1)
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Trustee and transfer agent and registrar fees and expenses	(1)
Miscellaneous expenses	(1)
Total	$ (1)
(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.
Item 15.	Indemnification of Directors and Officers
Delaware General Corporation Law. Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
Section 145(b) of the DGCL states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
Section 145(d) of the DGCL states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
Section 145(f) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.
Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145.
Section 145(j) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
Fifth Amended and Restated Certificate of Incorporation. The registrant’s fifth amended and restated certificate of incorporation provides that the registrant’s directors will not be personally liable to the registrant or its stockholders for monetary damages resulting from a breach of their fiduciary duties as directors. However, nothing contained in such provision will eliminate or limit the liability of directors (1) for any breach of the director’s duty of loyalty to the registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit.
Fourth Amended and Restated Bylaws. The registrant’s fourth amended and restated bylaws provide for the indemnification of the officers and directors of the registrant to the fullest extent permitted by the DGCL. The fourth amended and restated bylaws provide that each person who was or is made a party to, or is threatened to be made a party to, any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that such person is or was a director or officer of the registrant shall be indemnified and held harmless by the registrant to the fullest extent authorized by the DGCL against all expense, liability and loss, including, without limitation, attorneys’ fees, incurred by such person in connection therewith, if such person acted in good faith and in a manner such person reasonably believed to be or not opposed to the best interests of the registrant and had no reasonable cause to believe that such person’s conduct was unlawful.
Indemnification Agreements. The registrant’s board of directors has adopted a form of indemnification agreement for the directors and officers of the registrant, which provides a contractual right in certain circumstances to indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding arising as a result of such individual’s relationship with the registrant, and the advancement of expenses for the same.
Insurance. The registrant maintains directors’ and officers’ liability insurance, which covers directors and officers of the registrant against certain claims or liabilities arising out of the performance of their duties.

Item 16.	Exhibits
Exhibit Number	Description
1.1*	Form of Underwriting Agreement

3.1**	Fifth Amended and Restated Certificate of Incorporation of the Registrant (1)

3.2**	Fourth Amended and Restated Bylaws of the Registrant (2)

4.1**	Form of certificate representing the Common Stock, $0.01 par value per share, of the Registrant (3)

4.2*	Form of Preferred Stock Certificate and Certificate of Designation of Preferred Stock

4.3†	Form of Indenture

4.4*	Form of Debt Security

4.5*	Form of Warrant Agreement

4.6*	Form of Warrant

4.7*	Form of Rights Agreement

4.8*	Form of Rights Certificate

4.9*	Form of Stock Purchase Contract Agreement

4.10*	Form of Stock Purchase Contract

4.11*	Form of Unit Agreement

5.1†	Opinion of Hogan Lovells US LLP

23.1†	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

23.2†	Consent of Deloitte & Touche LLP, independent registered public accounting firm

23.3†	Consent of RSM US LLP, independent registered public accounting firm

23.4†	Consent of McClintock & Associates, independent public accounting firm

24.1†	Power of Attorney

25.1#	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939
*	To be filed by amendment or incorporated by reference in connection with the offering of the securities.
**	Previously filed and incorporated by reference to the following filings by the registrant:
(1)	Exhibit 3.01 to Current Report on Form 8-K (File No. 001-33810), filed with the Securities and Exchange Commission on November 14, 2007.
(2)	Exhibit 3.1 to Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 15, 2016.
(3)	Exhibit 4.1 to Registration Statement on Form S-1 (File No. 333-145185), filed with the Securities and Exchange Commission on October 26, 2007.
#	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939.
†	Filed herewith.
Item 17.	Undertakings
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii), and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(j)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charles Town, State of West Virginia, on February 11, 2021.
AMERICAN PUBLIC EDUCATION, INC.

By:	/s/ Angela Selden
Name: Angela Selden
Title: President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

/s/ Angela Selden	President and Chief Executive Officer and Director (Principal Executive Officer)	February 11, 2021
Angela Selden

/s/ Richard W. Sunderland, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 11, 2021
Richard W. Sunderland, Jr., CPA

*	Chairman of the Board of Directors	February 11, 2021
Eric C. Andersen

*	Director	February 11, 2021
Granetta B. Blevins

*	Director	February 11, 2021
Barbara G. Fast

*	Director	February 11, 2021
Jean C. Halle

*	Director	February 11, 2021
Dr. Barbara Kurshan

*	Director	February 11, 2021
Timothy J. Landon

*	Director	February 11, 2021
Daniel Pianko

*	Director	February 11, 2021
William G. Robinson, Jr.
*By:	/s/ Richard W. Sunderland, Jr.
Richard W. Sunderland, Jr., CPA Attorney in Fact